UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2010

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-08246	71-0205415
(Commission File Number)	(IRS Employer Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 125, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 26, 2010, the Board of Directors of Southwestern Energy Company (the “Company”), based in part upon the recommendation of its Nominating and Governance Committee, approved the amendment and restatement of the Company’s Bylaws in order to revise certain provisions in Article II of the Bylaws relating to stockholder meetings.  The amendments effected by the adoption of the amended and restated Bylaws (the “Amended and Restated Bylaws”) are reflected in Section 2.3 Nature of Business at Meetings of Stockholders, Section 2.4 Nomination of Directors, Section 2.8 Quorum  and Section 2.9 Voting and include, among other things, the adoption of majority voting for directors in uncontested elections and changes to the Bylaws relating to advance notice and the requirements that must be met for a stockholder proposal to be voted on at an annual meeting.

The Amended and Restated Bylaws are filed as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.  The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Bylaws of Southwestern Energy Company Effective as of October 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: October 29, 2010	By:	/s/ GREG D. KERLEY
	Name:	Greg D. Kerley
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Southwestern Energy Company Effective as of October 26, 2010